DIAMOND
    Home Services, Inc.

                                                                    NEWS RELEASE

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Friday March 6, 8:30 am Eastern Time

                                                CONTACT:        Richard G. Reece
                                                         Chief Financial Officer
                                                                  (815) 334-2414

                            DIAMOND DOUBLES ITS SIZE

                DIAMOND HOME SERVICES, INC. SIGNS STOCK PURCHASE
                 AGREEMENT TO ACQUIRE REEVES SOUTHEASTERN CORP.

WOODSTOCK, Ill., March 6 -- Diamond Home Services, Inc. (Nasdaq: DHMS) today jointly announced with Reeves Southeastern Corporation that both companies have signed a purchase agreement for Diamond to acquire all the stock of Reeves Southeastern Corporation for approximately $42 million.

Reeves Southeastern, headquartered in Tampa, Florida, is a closely-held corporation and one of the largest manufacturers and distributors of fencing and perimeter security products to the industrial and residential markets in the US. Reeves Southeastern, which posted $122 million in revenues for fiscal year 1997, operates 31 distribution centers in 20 states. Through its wholly-owned subsidiary, Foreline Security, it sells and installs integrated security systems and solutions and security monitoring services.

The tentative structure of the acquisition contemplates a purchase price of approximately $34 million in cash and short-term notes in addition to long-term notes of indeterminable value of up to $8 million. Completion of the transaction is contingent upon receipt of regulatory and other closing conditions and upon resolution of certain environmental matters. Management anticipates the acquisition to close by the end of April 1998.

``The proposed Reeves acquisition represents a solid beginning to Diamond's strategy to leverage its installed home improvement business infrastructure into new markets and products,'' stated C. Stephen Clegg, Diamond Home Services' Chairman, President and CEO. ``Reeves will provide Diamond with an extended nationwide base in distribution and greater access to professional installers so that we can continue to expand our installed home improvement business. In fact, I am optimistic that by the end of 1998 our combined revenues will exceed $300 million, an important benchmark in reaching our goal of $500 million in revenue by the year 2000. In terms of Diamond's approach to acquisitions, management believes Reeves will meet the three minimum acquisition criteria: i) additive to earnings; ii) positive cash flow; and iii) a proven, deep management team,'' Mr. Clegg said.

Diamond Home Services, Inc. is a leading national marketer and contractor of installed home improvement products, including roofing systems, gutters, doors and fencing. The Company markets its home improvement products and services directly to consumers primarily under the ``SEARS'' name. Through its finance subsidiary, Marquise Financial Services Inc., the Company also offers financing to its customers. The Company has 70 sales offices located in major cities across the U.S., providing the Company with a presence in markets covering approximately 80% of the owner-occupied households in the U.S.

Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events, constitute ``forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, matters related to the Sears license, warranty exposure, the Company's reliance on sales associates and on the availability of qualified independent installers, and conditions in the installed home improvement industry in general, in the fencing and securities industries in particular, and the Company's ability to successfully integrate Reeves Southeastern Corp. into its business. There can be no assurance that the actual future results, performance or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company's 1996 annual report on Form 10-K, its filings on Form 10-Q, and other federal securities law filings for description of other important factors that may affect the Company's business, results of operations and financial condition.

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